Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Kiora Pharmaceuticals, Inc. (the “Company”) of our report dated March 25, 2024, relating to our audit of the Company’s consolidated financial statements as of December 31, 2023, and for the year then ended, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California
May 10, 2024